AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

This Amendment No. 1 to Distribution Agreement (this “Amendment”), dated as of February 10, 2006, is between OraSure Technologies, Inc., a Delaware corporation (“OSUR”), and Medtech Holdings, Inc. (“Medtech Holdings”) and Medtech Products Inc. (“Medtech Products”), each of which are Delaware corporations and wholly-owned subsidiaries of Prestige Brands Holdings, Inc. (Medtech Products, as the assignee of Medtech Holdings hereunder, is referred to as “Distributor”).

BACKGROUND

OSUR and Distributor previously entered into that certain Distribution Agreement, dated as of April 24, 2003 (the “Original Agreement”), pursuant to which OSUR agreed to manufacture and supply the Original Product (as defined below) for distribution by the Distributor into the OTC Market in the Territory. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement. The parties desire to amend the Original Agreement in order to provide for (i) the assignment of the Original Agreement as amended hereby by Medtech Holdings to Medtech Products and (ii) the distribution of a new promotional product into the OTC Market in the Territory, pursuant to the terms set forth in the Original Agreement as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the other mutual promises and covenants contained in this Amendment, OSUR and Distributor, intending to be legally bound, hereby agree as follows:

1.	Definitions.

1.1 “Freezone® Product” means salicylic acid corn and callus remover that is manufactured, marketed and sold by Distributor or its Affiliates under the Freezone® trade name, together with all modifications and improvements that may be made by Distributor to such product from time to time.

1.2 “Freezone® Specifications” means the Freezone® Product specifications set forth in Exhibit 1.2 to this Amendment.

1.3 “Original Product” means the cryosurgical wart removal product supplied by OraSure to Distributor under the Original Agreement and originally defined as the “Product” therein.

1.4 “Promo Footcare Product” means the Original Product and the Freezone® Product either singly or combined with non-medicated (containing no salicylic acid or other pharmacologically active substance) woven “comfort pads” contained in a single package for promotional purposes.

1.5 “Promo Unit” means a single unit of the Promo Footcare Product, consisting of (i) one (1) Unit of the Original Product, (ii) one (1) bottle of the corn and callus remover used in the Freezone® Product, and (iii) one (1) resealable plastic bag containing twelve (12) non-medicated (containing no salicylic acid or other pharmacologically active substance) woven “comfort pads”.

2.  Assignment.  Medtech Holdings hereby transfers and assigns to Medtech Products all of its rights, and delegates all of the duties and obligations, under the Original Agreement as amended by this Amendment, and Medtech Products hereby accepts such rights and assumes such duties and obligations. As a result of such transfer and assignment, Medtech Products shall be deemed to be Distributor under the Original Agreement and this Amendment. OSUR hereby consents to the foregoing assignment and assumption.

3.  Promo Footcare Product.  Subject to the terms and conditions of this Amendment and the Original Agreement, OSUR shall assemble and supply the Promo Footcare Product to Distributor, and Distributor shall purchase the Promo Footcare Product for distribution solely in the OTC Market in the Territory. Except as provided herein and subject to the terms of this Amendment, the Promo Footcare Product shall be deemed to be an additional Product for purposes of the Original Agreement as amended hereby.

4.  Supply of Distributor Components.  The following shall constitute the Distributor Components for the Promo Footcare Product, which Distributor shall supply, at its sole cost, to the Assembly Contractor for use in packaging and assembling each Promo Unit purchased by Distributor:

(i)    one (1) box for each Promo Unit with labeling mutually approved by OSUR and Distributor;
(ii)         package insert or instructions for the Original Product in form approved by
 OSUR;
(iii)        package insert or instructions for use for the Freezone® Product in form mutually approved by OSUR and Distributor, to the effect that the
             Freezone® Product and Original Product should not be used together;
(iv)        shipping case (standard corrugated);
(v)   shipping case label in form mutually approved by OSUR and Distributor;
(vi)        security detection devices (Checkpoint or SensorMatic);
(vii)       transparent tamper-resistant labels for box lids (if required);
(viii)      a bottle of the Freezone® salicylic acid corn and callus remover containing labeling which complies with Section 5 below; and
(ix)        twelve (12) untreated “comfort pads” contained in a resealable plastic bag.

Distributor shall ensure that all of the foregoing Distributor Components are manufactured, stored and supplied in accordance with the Specifications (as defined in the Original Agreement), the Freezone® Specifications and in compliance with all applicable treaties, laws, rules and regulations within the Territory. Distributor shall supply the foregoing Distributor Components with sufficient lead times and in sufficient quantities as directed by OSUR to permit the packaging and assembly of Promo Footcare Products purchased by Distributor and delivery to Distributor in accordance with Distributor’s Purchase Orders.

5.    Price.  Pricing for the Promo Footcare Products when produced in facilities of OSUR or the Assembly Contractor shall be as specified in Schedule 5 to this Amendment (as amended from time to time). OSUR shall have no obligation to supply the Promo Footcare Products produced in facilities of OSUR or the Assembly Contractor unless the pricing therefor is agreed to by the parties.

6.    Labeling; Compliance with Law; Specifications. Distributor shall ensure that the Freezone® Product is manufactured, packaged and labeled in compliance with all applicable treaties, laws, rules and regulations, including all applicable FDA or other regulatory approvals, clearances or registrations required for the manufacture, sale or distribution of the Freezone® Product. Distributor shall also ensure that all packaging and labeling provided for the Promo Footcare Product contains language (including applicable warnings and cautionary language) required under all applicable treaties, laws, rules and regulations for the inclusion of the Freezone® Product as a component of the Promo Footcare Product, including under all applicable FDA or other regulatory approvals, clearances or registrations. Distributor represents, warrants and agrees that the Freezone® Product shall be manufactured in accordance with and shall comply with the specifications set forth in the Freezone® Specifications. Distributor shall be solely responsible for obtaining and maintaining, at its sole cost, all regulatory approvals, clearances or registrations, including all applicable FDA approvals, required for the manufacture, sale or distribution of the Freezone® Product in the OTC Market. In the event one or both of the parties is advised by the FDA or it is otherwise determined that a labeling or packaging change or a 510(k) or other regulatory approval or clearance is required in order to continue to promote, market, distribute and sell the Promo Footcare Product in the OTC Market, Distributor shall be responsible for, and shall defend, indemnify and hold OSUR harmless from and against, all necessary out-of-pocket costs, liabilities, claims and obligations associated therewith, including without limitation the reasonable out-of-pocket costs of OSUR’s internal personnel and the fees and expenses of its attorneys. To the extent that any costs or expenses are discretionary, no cost or expense shall be for the account of Distributor unless specifically agreed to in writing by Distributor.

7.    Repackaging Product. The parties acknowledge that Distributor has previously purchased 30,000 Units of Original Product and anticipates purchasing 50,000 additional Units within the next six months, all of which it desires to repackage and reassemble into Promo Units of the Promo Footcare Product (the “Repackaged Promo Units”). Subject to the terms of this Amendment, Distributor shall be permitted to perform the repackaging of such Original Product; provided that Distributor shall do so at its sole cost and expense and shall assume all risk of loss for such Original Product and Repackaged Promo Units. The foregoing repackaging shall be performed solely at the facilities of the Assembly Contractor. Distributor shall not be permitted to repackage any Units of Original Product except in accordance with the terms of this Section 7. Except as expressly permitted in this Section 7, Distributor shall not be permitted to repackage or otherwise modify, alter or supplement any Original Product or Promo Footcare Product, including any labeling, packaging, product insert, warnings or cautionary language contained therein or thereon.

8.    Branding and Packaging. The Promo Footcare Product labeling, packaging and package inserts shall be subject to Section 5 of the Original Agreement. The Freezone® trademark shall be considered a Distributor Trademark for all purposes hereof. No license is conferred to OSUR for the use of Freezone® except as specifically provided herein.

9.     THE EXPRESS LIMITED WARRANTIES SET FORTH IN SECTION 7.1 OF THE ORIGINAL AGREEMENT SHALL NOT APPLY TO (i) THE FREEZONE® PRODUCT OR ANY LABELING, PACKAGING, PACKAGE INSERTS OR PRODUCT WARNINGS OR CAUTIONARY LANGUAGE SPECIFICALLY RELATED THERETO, OR (ii) ANY LABELING, PACKAGING, PACKAGE INSERTS OR PRODUCT WARNINGS OR CAUTIONARY LANGUAGE REQUIRED OR INCLUDED IN OR ON A PROMO FOOTCARE PRODUCT BECAUSE OF THE INCLUSION OF THE FREEZONE® PRODUCT AS A COMPONENT THEREOF. OSUR HEREBY DISCLAIMS ANY AND ALL REPRESENATIONS, WARRANTIES AND OBLIGATIONS OF ANY KIND RELATING TO THE FOREGOING, EXPRESS OR IMPLIED, WHETHER ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON INFRINGEMENT.

    10.   Additional Representations and Indemnification by Distributor.

  10.1  In addition to its representations and warranties set forth in the Original Agreement, Distributor represents and warrants to OSUR as follows: (a) no authorization, consent, approval or similar action of or by any third party (including the FDA) is required for or in connection with Distributor’s authorization, execution, delivery or performance of this Amendment or the inclusion of the Freezone® Product as a component of the Promo Footcare Product; (b) the use of the Freezone® trademark by OSUR or Distributor will not constitute an infringement or dilution of any third party’s trademark rights in the Territory, and (c) the manufacture, sale and use of the Freezone® Product will not infringe upon, or constitute a misappropriation of, any third party’s intellectual property rights.

  10.2   In addition to its indemnification obligations set forth in the Original Agreement, Distributor shall indemnify, defend and hold harmless OSUR, its Affiliates, and the respective directors, officers, employees, agents and representatives of each of the foregoing, from and against any and all Claims and Losses: (a) for bodily injury, personal injury, death, property damage or other injury or damage caused by or arising from, directly or indirectly, the defective design or manufacture of the Freezone® Product, the inclusion of the Freezone® Product as a component of the Promo Footcare Product, the use by a customer of the Freezone® Product in any manner including with the Original Product, or the inadequacy, inaccuracy or insufficiency of any product labeling or inserts (including but not limited to “CAUTION” and

“WARNING” labeling) in or on the Freezone® Product or which is required or included in or on the Freezone® Product or in or on the Promo Footcare Product as a result of the inclusion of the Freezone® Product as a component thereof; (b) arising out of or in connection with a material breach by Distributor of any of its obligations hereunder, including any representations or warranties set forth herein; (c) arising out of any claim that the Freezone® trademark constitutes an infringement or dilution of a third party’s trademark rights in the Territory; or (d) arising out of a claim that any of the manufacture, marketing, import, sale or use of the Freezone® Product infringes upon any lawful patent rights; provided, however, that Distributor shall have no liability to OSUR for any Claims or Losses to the extent that any such Claims or Losses result from or arise out of: (1) the negligence or willful misconduct of OSUR or its Affiliates, subdistributors, employees, agents or any person for whose action OSUR is legally liable; or (ii) a material breach by OSUR of any of its obligations under the Original Agreement or this Amendment.

10.3    In no event shall OSUR have any obligation or liability to Distributor, its Affiliates or any other party in connection with the Freezone® Product or any labeling, packaging, package inserts or product warnings associated therewith, notwithstanding any provision of the Original Agreement, except for OSUR’s limited obligation to include such items (subject to Distributor’s fulfillment of its obligation to provide Distributor Components as provided herein and otherwise comply with this Amendment), when assembling and providing Promo Units for Distributor hereunder.

10.4    Any claim for indemnification pursuant to this Section 10 shall be handled in accordance with Section 8.2.3 of the Original Agreement.

11.  Recalls and Complaints.  Distributor shall be solely responsible for, and shall reimburse OSUR for, any costs associated with any recall, replacement or other similar action involving the Promo Footcare Product to the extent arising from the Freezone® Product or the use thereof in any manner or any labeling or warnings related thereto. In addition, Distributor shall have primary responsibility for investigating and responding to all complaints or adverse events or reactions related to the Freezone® Product or the use thereof. OSUR shall be solely responsible for, and shall reimburse Distributor for any “direct costs” (as defined in Section 9.1 of the Original Agreement) associated with any recall, replacement or other similar action involving the Original Product to the extent arising solely from the Original Product or the use thereof in any manner or any labeling or warnings related solely thereto.

12.  Effect of Amendment.  Except as amended hereby, the Original Agreement shall remain in full force and effect. All references to the Original Agreement shall be deemed to mean the Original Agreement as amended by this Amendment.

13.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflict of law principles.

    14.  Counterparts.  This Amendment may be executed by the parties in more than one counterpart, each of which, when executed and delivered, shall be deemed to be an original, and all such counterparts shall constitute a single instrument. A facsimile transmission of a signed original shall have the same effect as delivery of the signed original.

15.  Term. This Amendment shall be effective as of the first day of February, 2006 and shall remain in effect until the last day of the fifth Contract Year of the Original Agreement or on such earlier date of termination of the Original Agreement as provided in Section 11.2 of the Original Agreement. To the extent that the Original Agreement is subject to a Renewal Term this Amendment shall remain in full force and effect during such Renewal Term.

IN WITNESS WHEREOF, this Amendment has been executed by OSUR, Medtech Holdings and Medtech Products as of the date first written above.

                                       ORASURE TECHNOLOGIES, INC.

                                          By: /s/ Douglas A. Michels
                                          Name: Douglas A. Michels
                                          Title: President and CEO

                                          MEDTECH HOLDINGS, INC.

                                          By: /s/ Peter J. Anderson
                                          Name: Peter Anderson
                                          Title: Chief Financial Officer

                                          MEDTECH PRODUCTS, INC.

                                          By: /s/ Peter J. Anderson
                                          Name: Peter Anderson
                                          Title: Chief Financial Officer

Guarantee

Prestige Brands Holdings, Inc. (“Prestige”) hereby irrevocably and unconditionally guarantees, to and for the benefit of OraSure Technologies, Inc. (“OSUR”), the due and punctual payment in full by Medtech Products, Inc. (“Medtech Products”) of all amounts which are or may become due and payable by, and the due and punctual performance and discharge by

Medtech Products of all other agreements, covenants, obligations and liabilities of, Medtech Products under the Distribution Agreement, dated as of April 24, 2003, as amended by the foregoing Amendment and as otherwise amended from time to time (the “Obligations”), in case of any failure or inability of Medtech Products duly and punctually to perform, observe and discharge any such Obligations, Prestige hereby irrevocably and unconditionally agrees to perform, observe and discharge the same or cause the same to be performed, observed or discharged forthwith, without the requirement that OSUR first proceed against Medtech Products for such performance. This is a present and continuing guaranty of payment and performance and not of collection, and the obligations of Prestige hereunder shall be absolute and unconditional irrespective of the enforceability or validity of any Obligation or any other circumstance that might constitute a defense available to, or discharge of, a guarantor or surety, other than full performance.

                                    Agreed To And Accepted:

                                 PRESTIGE BRANDS HOLDINGS, INC.

                                                             By: /s/ Charles N. Jolly
                                     Name: Charles N. Jolly
                                  Title: Secretary & General Counsel
                                  Date: February 10, 2006